(Exhibit 11)

                      INTERNATIONAL PAPER COMPANY
            STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                (In millions, except per-share amounts)

                                                    Three Months
                                                        Ended
                                                      March 31,
                                                  ----------------
                                                   1994       1993
                                                  -----      -----
Net earnings                                      $  72      $  64

Debenture interest savings, net
  of taxes, assuming conversion
  of convertible subordinated
  debentures                                          *          *
                                                  -----      -----
Primary and fully diluted
  net earnings                                    $  72      $  64
                                                  -----      -----
                                                  -----      -----
Earnings per common share                         $ .58      $ .52
                                                  -----      -----
                                                  -----      -----
Primary and fully diluted earnings
  per share                                       $ .58      $ .52
                                                  -----      -----
                                                  -----      -----

PRIMARY AND FULLY DILUTED SHARES

Average shares outstanding                        124.2      122.8
Shares assumed to be repurchased
  using long-term incentive plan
  deferred compensation at average
  market price                                      (.3)       (.3)
Shares assumed to be issued upon
  exercise of stock options, net
  of treasury buyback at average
  market price                                       .5         .4
Shares assumed to be issued upon
  conversion of convertible
  subordinated debentures                             *          *
                                                  -----      -----
Primary and fully diluted shares                  124.4      122.9
                                                  -----      -----
                                                  -----      -----

- -------
The Company reports earning per common share as the effect of dilutive securities is less than 3%.


* Convertible subordinated debentures are antidilutive.